Exhibit 99.1

Scio Diamond Announces Documentary and Production Status

GREENVILLE, SC, April 18, 2013 /CNW/ – Scio Diamond Technology Corporation (OTCBB: SCIO.OB) (hereinafter “Scio” or the “company”) today announced that it has been selected to be featured on the Fox Business News show “Built in America”.  Scio also announced fiscal year ending production status.

Scio, in concert with Studio 1080 Inc., is proud to announce that it will be featured on the premier airing of “Built In America” on the Fox Business Network on April 28 at 2:30 PM.  “This is a very exciting time for Scio”, said Michael McMahon, Scio’s CEO.  “To be selected as a featured article on the premier showing of Built in America is a great opportunity for Scio Diamond to show Fox’s 68 million-viewer audience our one-of-a-kind technology”.

“While filming the Scio Diamond feature, we were truly amazed at this diamond making technology and impact it will have in the future to all of us”, said Mr. Collin Williams, Executive Producer / Director of Studio 1080.  It was astounding to actually watch diamond growing and learn the many, many uses of diamond”.

March 31, 2013 ended Scio Diamond’s first complete year of operation and fiscal year.  During that year Scio designed and built its new production facility in Greenville, SC and relocated all production equipment from Massachusetts to Greenville.  Production began in earnest in July and over the last nine months Scio has produced over 15,000 carats of lab grown single crystal rough diamond.  Scio has been shipping product and have been earning revenue since September of 2012.

“It has been an exciting first year of operation”, says Michael McMahon.  “Our staff has worked endless hours, 7 days a week to bring our facility to this point”.  Scio produced 275 carats of single crystal lab grown diamond per week in its first quarter of operation (July - September 2012). Its average production in the last quarter (January- March 2013) exceeded 600 rough carats of single crystal diamond per week.

In addition to the production of diamond, Scio has an operational diamond laser fabrication operation, which allows it to self-sustain its seed production and customize product for both industrial and gemstone customers.

“The demand of product continues to be very high in both the gemstone and industrial market segments”, says McMahon.  “Even though we are convinced that our one of kind technology produces more diamond per reactor than any other technology, we are far from our ultimate production levels”.

About Scio

Scio employs a patent-protected chemical vapor deposition process to produce high-quality, single-crystal diamonds in a controlled laboratory setting, with such diamonds referred to as “lab-grown” or cultivated diamonds. These cultivated diamonds have chemical, physical and optical properties identical to mined diamonds. The company’s manufacturing process enables it to produce high-quality, high-purity, single-crystal colorless, near colorless and fancy colored diamonds.

Scio’s technology offers the flexibility to produce lab-grown diamonds in size, color and quality combinations that are very rare in nature. Scio produces diamonds for industrial, gemstone, medical and semiconductor applications.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Scio to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the company, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “would,” “forecast,” “potential,” “continue,” “contemplate,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Actual results of the company could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the company has no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

SOURCE: Scio Diamond

For further information:  Scio Diamond Technology Corporation, Michael McMahon – mmcmahon@sciodiamond.com